Exhibit 10.12H

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of February 1, 2013 by and between CIM/OAKLAND CENTER 21, LP, a Delaware limited partnership (“Landlord”), and PANDORA MEDIA, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

R E C I T A L S

A.                                    Landlord and Tenant (previously referred to as Pandora Media, Inc., a California corporation), entered into that certain Office Lease dated as of July 23, 2009, as amended by that certain First Amendment to Lease dated as of April 13, 2010 (the “First Amendment”), that certain Second Amendment to Lease dated June 16, 2010 (the “Second Amendment”), that certain Third Amendment to Lease dated as of December 15, 2010 (the “Third Amendment”), that certain Fourth Amendment to Lease dated March 10, 2011 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated July 1, 2011 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated September 27, 2011 (the “Sixth Amendment”), and that certain Seventh Amendment to Lease dated July 12, 2012 (the “Seventh Amendment”); collectively, as amended, the “Lease”), pursuant to which Tenant leases certain premises (the “Premises”) consisting of 74,089 rentable square feet on the sixth (6th), fifteenth (15th) floor and sixteenth (16th) floors of the Building located 2101 Webster Street, Oakland, California (the “2101 Webster Building”), which is part of the office project known as “Center 21” comprised of (i) the 2101 Webster Building, (ii) the building located at 2100 Franklin Street, Oakland, California (the “2100 Franklin Building”; and together with the 2101 Webster Building the “Buildings”), (iii) a subterranean parking garage underneath the Buildings, and (iv) a multi-story parking structure located at 2353 Webster Street (collectively, the “Project”).

B.                                    Tenant intends to license Suite 1850, consisting of 3,097 rentable square feet, on the eighteenth (18th) floor of the 2100 Franklin Building on a temporary basis (the “License Space”), and Landlord has agreed to such license, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used but not defined herein shall have the meaning given them in the Lease):

A G R E E M E N T

1.                                      Incorporation of Recitals.  Recitals A and B above are incorporated herein by reference.

2.                                      The License.  Upon full execution and delivery of this Amendment, Landlord hereby grants to Tenant a license to use the License Space for a period of two (2) months, commencing February 1, 2013, and expiring on March 31, 2013 (the “License Term”), solely for office storage and other office related uses (the “Use”).  Except as set forth in this Amendment, the License Space and Tenant’s Use thereof shall be subject to the terms of the Lease.  Tenant accepts the License Space in its currently existing, “as-is” condition, and acknowledges that

Landlord shall have no obligation to make any improvements or modifications whatsoever to the License Space.  The presence of any personal property in the License Space shall be at the sole risk of Tenant and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof.  During the Term, Tenant shall pay $1,000.00 per month as a fee to Landlord for its Use of the License Space.  The license granted herein is personal to Tenant and shall not assigned or transferred.

3.                                      Brokers.  Landlord and Tenant each warrant and represent to the other that it has not employed or dealt with any real estate broker or finder in connection with this Amendment, and that it knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Amendment.  Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any and all claims demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent other than Brokers occurring by, through, or under the indemnifying party in connection with this Amendment.

4.                                      Status of Lease; Ratification.  Except as amended by this Amendment, the Lease remains unchanged, as amended by this Amendment.  Tenant hereby ratifies the Lease, as amended hereby, in full force and effect, and agrees to remain subject to all of Tenant’s obligations thereunder.

5.                                      Counterparts.  This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Amendment.  In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.

6.                                      Entire Agreement.  There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease or this Amendment.  The Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict the Lease, including any and all amendments thereto.  The Lease, and all amendments thereto, shall be considered to be the only agreement between the parties hereto and their representatives and agents.  To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

“Tenant”:

PANDORA MEDIA, INC.,
a Delaware corporation

By:
Name:
Its:

“Landlord”:

CIM/OAKLAND CENTER 21, LP,
a Delaware limited partnership

By:	CIM/Oakland Office Properties GP, LLC,
its general partner

By:
Name:
Its:

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